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                                                                   Exhibit 3.120


                             STATE OF WEST VIRGINIA

                         [STATE OF WEST VIRGINIA SEAL]

                                  CERTIFICATE

I, Ken Hechler, Secretary of State of the State of West Virginia, hereby certify that by the provisions of Chapter 31, Article 1, Sections 27 and 28 of the West Virginia Code, the Articles of Incorporation of

                             MEDICAL SERVICES, INC.

conform to law and are filed in my office. I therefore declare the organization to be a Corporation for the purposes set forth in its Articles, with the right of perpetual existence, and I issue this

                          CERTIFICATE OF INCORPORATION

to which I have attached a duplicate original of the Articles of Incorporation.


                                                    Given under my hand and the
                                                    Great Seal of the State of
[STATE OF WEST VIRGINIA SEAL]                       West Virginia, on this
                                                    Fourth day of February 1992.

                                                    /s/ Ken Hechler
                                                    ---------------------------
                                                             Secretary of State
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                           ARTICLES OF INCORPORATION

                                       OF

                             MEDICAL SERVICES, INC.

     I. The undersigned agrees to become a corporation by the name of Medical Services, Inc.

     II. The address of the principal office of the corporation shall be located at 205 Brookshire Lane, Beckley, West Virginia 25801.

     III. The purposes for which this corporation is formed are as follows:

          (a). To do all those things and possess all those powers authorized by and conferred upon all business corporations incorporated in the State of West Virginia under the provisions of Chapter 31, Article 1, Section 8 of the West Virginia Corporation Act of 1974;

          (b). The performance, for and on behalf of third party clients, including, without limitation, physicians, clinics, institutions and health care providers of all sorts, and for appropriate fees, of the rendering of fee bills, rendered by such clients to patients, statements and billings of all sorts for services and related expenses, whether the same be directed to the
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patients themselves, their insurance carriers or other responsible parties, and the preparing and filing of claim forms as may be required by insurers, third party payors, state and federal agencies and others, to collect payment for charges so billed, to account for the same to clients, and, generally, to do all things reasonable and necessary to facilities the regular and efficient rendering of such bills and statements and the prompt and regular collection of amounts due to clients thereunder.

     (c) To acquire, own, hold, improve, develop, operate, exploit, sell, convey, assign, lease, exchange, transfer, dispose of, pledge, mortgage, create security interests in, deal in, and loan or borrow money upon, alone, or in conjunction with others, real and personal property, tangible and intangible, of every kind, character, and description, or any interest therein, and all kinds and forms of securities, shares of capital stock, scrip, bonds, debentures, coupons, mortgages, notes, bills of exchange, acceptance, acceptances, assignments, accounts, fees, evidences of indebtedness, obligations, trust certificates, interim receipts, warrants, and certificates issued or created by or being claims against any corporation, association, partnership, syndicate, entity, or person, or governmental, municipal, or public subdivision, district or authority.

     (d) To engage in the business of operating and/or staffing and/or managing hospital and other emergency room facilities and out-patient departments for the care, nursing and treatment of persons who are sick, injured or otherwise disabled or helpless.




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     (e) To operate as a small business corporation under the provisions of the
Internal Revenue Code Section 1244 and any regulations issued hereunder of any amendments to said law or regulations.

     (f) To invest and deal with the funds of this corporation in any manner, and to acquire by purchase or otherwise the stocks, bonds, notes, debentures, and other securities and obligations of any government, state, municipality, corporation, association, or partnership, domestic or foreign and, while owner of any such securities or obligations, to exercise all the rights, powers and privileges of ownership, including among other things the right to vote thereon for any and all purposes.

     (g) To restrict the sale of the capital stock of the corporation in such manner and to such persons as the Board of Directors or Stockholders may from time to time determine.

     (h) To do all and everything necessary, suitable, and proper for the attainment of any of the purposes, the accomplishment of any of the obligations or the furtherance of any of the powers hereinbefore set forth; to carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the foregoing or calculated directly or indirectly to promote the interest of the corporation or enhance the value of its property; and to have, enjoy and exercise any and all rights, powers, and privileges which are now or which may be hereafter authorized by statute for the benefit of corporations such as this; if such statute is enacted by the legislature of the State of West Virginia or the Congress of the

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United States.

         IV. Provisions granting preemptive rights are as follows: when and if the authorized capital of the corporation is increased, and at all such times, the additional shares so authorized shall be offered first to their holdings at not less than par value.

         V. Provisions for the regulation of the internal affairs of the corporation: The Board of Directors is hereby expressly empowered to govern and manage the corporation, including but not limited to, the power to create restrictions on the sale of the capital stock of the corporation, restricting the manner in which said capital stock may be transferred, the price at which said stock may be sold, and other provisions necessary to the implementation of said restrictions.

         VI. The amount of the total authorized capital stock of the corporation shall be Five Thousand Dollars ($5,000.00), which shall be divided into five thousand shares with a par value of One Dollar ($1.00) each.

         VII. The full name and address of the incorporator is as follows:
Michael Anthony Kelly, 205 Brookshire Lane, Beckley, West Virginia 25801.

         VIII. The name and address of the appointed person to whom notice or process may be sent is: Michael Anthony Kelly, 205 Brookshire Lane, Beckley, West Virginia 25801.

         IX. Number of directors constituting the initial board of directors of the corporation is one (1), and the names and addresses of the persons who are to serve as directors until the

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first annual meeting of shareholders or until their successors are elected and shall qualify are as follows: Michael Anthony Kelly, 205 Brookshire Lane, West Virginia 25801.

       I, the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file these Articles of Incorporation, and have accordingly hereunto set my hand on this 13th day of December, 1991.

                                                      /s/  Michael Anthony Kelly
                                                      --------------------------
                                                      MICHAEL ANTHONY KELLY

STATE OF WEST VIRGINIA,

COUNTY OF RALEIGH, TO WIT:

       I, JOHANNA L. MARTIN, a Notary Public of the said County of Raleigh, in and for the County and State aforesaid, do hereby certify that Michael Anthony Kelly, whose name is signed to the foregoing writing, bearing date the 13th day of December, 1991 as PRESIDENT of Medical Services, Inc. has this day acknowledged the same before me in my said County and State to be the act and deed of said corporation.

       Given under my hand this 13th day of December, 1991.

                                                          /s/  Johanna L. Martin
                                                          ----------------------
                                                          NOTARY PUBLIC

[NOTARY SEAL]                             My Commission expires: August 17, 1998
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                      [STATE OF WEST VIRGINIA LETTERHEAD]


Honorable Ken Hechler
Secretary of State
Capitol Building
Charleston, West Virginia 25305

Dear Mr. Hechler:

          Under the provisions of Chapter 30, Article 3, Section 15 of the Code of West Virginia, the West Virginia Board of Medicine issued Certificate of Authorization Number 1090 to Michael A. Kelly, M.D. to practice medicine and surgery in the State of West Virginia as a medical corporation under the name of Medical Services, Inc. effective on January 1, 1992, with offices at 205 Brookshire Lane, Beckley, WV 25801.

          Sincerely yours,



          /s/ Ronald D. Walton
          ------------------------------
          Ronald D. Walton
          Executive Director

RDW:lbs

CC: E.M. Payne, III, Esq.